Exhibit 99.3

Eos Energy Enterprises June 24, 2024 Cerberus Strategic Investment

2 Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements include, but are not limited to, statements regarding our expected revenue, contribution margins, orders backlog and opportunity pipeline for the fiscal year ended December 31 , 2024 , our path to profitability and strategic outlook, the tax credits available to our customers or to Eos Energy Enterprises, Inc . ("Eos") pursuant to the Inflation Reduction Act of 2022 , the delayed draw term loan (the "DDTL") from an affiliate of Cerberus Capital Management, L . P . ("Cerberus"), milestones thereunder and the anticipated use of proceeds therefor, statements regarding our ability to secure final approval of a loan from the Department of Energy LPO, or our anticipated use of proceeds from any loan facility provided by the US Department of Energy, statements that refer to 2024 outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions . The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking . Forward - looking statements are based on our management's beliefs, as well as assumptions made by, and information currently available to, them . Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected . Factors which may cause actual results to differ materially from current expectations include, but are not limited to : changes adversely affecting the business in which we are engaged ; our ability to forecast trends accurately ; our ability to achieve the operational milestones under the DDTL ; our ability to generate cash, service indebtedness and incur additional indebtedness ; our ability to raise financing in the future ; our customers' ability to secure project financing ; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, uncertainties around our ability to meet the applicable conditions precedent and secure final approval of a loan, in a timely manner or at all from the Department of Energy, Loan Programs Office, or the timing of funding and the final size of any loan that is approved ; the possibility of a government shutdown while we work to meet the applicable conditions precedent and finalize loan documents with the U . S . Department of Energy Loan Programs Office or while we await notice of a decision regarding the issuance of a loan from the Department of Energy Loan Programs Office ; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately ; fluctuations in our revenue and operating results ; competition from existing or new competitors ; the failure to convert firm order backlog and pipeline to revenue ; risks associated with security breaches in our information technology systems ; risks related to legal proceedings or claims ; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance ; risks associated with changes to U . S . trade environment ; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid - 19 ; our ability to maintain the listing of our shares of common stock on NASDAQ ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees ; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates ; risk from supply chain disruptions and other impacts of geopolitical conflict ; changes in applicable laws or regulations ; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors ; other factors beyond our control ; risks related to adverse changes in general economic conditions ; and other risks and uncertainties indicated in the company's most recent annual report on Form 10 - K and subsequent reports on Forms 10 - Q and 8 - K, including those under the heading “Risk Factors” therein, and other factors identified in Eos's prior and future SEC filings with the SEC, available at www . sec . gov . Eos cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward - looking statements, which speak only as of the date made . Eos does not undertake or accept any obligation to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based . I ndustry and Market Data In this presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which Eos competes and other industry data . We obtained this information and statistics from third party sources, including reports by market research firms and company filings . We have not independently verified the accuracy or completeness of, and disclaim and liability with respect to, such third - party sources and the data therein that have been included in this presentation . Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Eos will assert, the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Znyth , Eos Znyth , and Eos Z 3 are trademarks of Eos Energy Technology Holdings, LLC, wholly owned subsidiary of Eos Energy Enterprises, Inc Key Metrics Backlog . Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sal e of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then su btracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published back log s. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline . Our pipeline represents projects for which we have submitted technical proposals or non - binding quotes plus customers with let ters of intent (“LOI”) or firm commitments. Pipeline does not include lead generation projects. Booked Orders . Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement ( “MS A”) executed by both parties. 2 Disclaimer

3 Disclaimer Important Information and Where You Can Find It This presentation may be deemed to be solicitation material in respect of a vote of stockholders to approve the issuance of m ore than 19.99% of the outstanding common stock under the warrants and the convertibility of the preferred stock issued or issuable as part of the transaction. In connection with the requisite stockho lde r approval, Eos will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of Eos, seeking certain approvals related to the exercisability of the warr ant s and the convertibility of the preferred stock issued or issuable pursuant to the transaction. INVESTORS AND SECURITY HOLDERS OF EOS AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO T HOS E DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EOS AND THE TRANSACTION. Investors and security holders will be able to obtain a fre e c opy of the proxy statement, as well as other relevant documents filed with the SEC containing information about Eos, without charge, at the SEC’s website (http://www.sec.gov). Copies of doc ume nts filed with the SEC by Eos can also be obtained, without charge, by directing a request to Investor Relations, Eos Energy Enterprises, Inc. at 862 - 207 - 7955 or email ir@eose.com. Participants in the Solicitation of Proxies in Connection with Transaction Eos and Cerberus and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding Eos’s directors and executive officers is available in its definitive proxy state men t for its 2024 annual stockholders meeting, which was filed with the SEC on April 2, 2024 and certain current reports on Form 8 - K filed by Eos. Other information regarding the participants in the solicitation of proxie s with respect to the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be fil ed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. Not an Offer of Securities The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offe r t o sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act of 19 33, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

4 Strategic Investment Product Differentiation System Simplicity Digital Capabilities Capital Efficient Mfg. Capacity Low Product Cost Entitlement Profitable Growth Why We’ll Grow How We’ll Win Larger Projects Higher Demand Longer Duration 4

5 Strategic Investment Overview (1) Springing maturity to 91 days ahead of 2021 Convertible Note Payable and AFG Convertible Notes (2) Interest rate increases to up to 20% if stockholder approval is not obtained (3) Penny warrants, non - voting Series A Preferred Stock, or non - voting Series B Preferred Stock x Up to $315.5 million strategic investment with Cerberus Capital Management, L.P. x Supports expansion plans and path to profitability x Enabled refinance of existing $100 million senior term loan on favorable terms x Encourages continued active engagement with DOE moving towards loan close Summary of Terms • Up to $315.5 million 1 st Lien Senior Secured Credit Facility • $210.5 million Delayed Draw Term Loan made in four installments, with first installment of $75M in gross proceeds at initial closing • Availability of further draws based on achievement of operational milestones • $105 million Revolving Credit Facility available at Cerberus’ discretion Facility: • 5 years Tenor (1) : • 15% per annum, paid - in - kind or cash at EOSE’s option; draws include 5% OID Interest Rate (2) : • None for first 2 years; thereafter, amortization payments of 0.5% per month Amortization: • Aggregate convertible / economic interest in up to 33% of common stock on a fully diluted basis with 19.99% issued at closing • Potential increase up to 49% if certain operational milestones are not met Equity Offering (3) :

Q&A With: Joe Mastrangelo, CEO Nathan Kroeker, CFO